UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2018

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12424 Wilshire Blvd., Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512)-329-2643

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2018, BioSig Technologies, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). As described below under Item 5.07, at the Special Meeting, the stockholders approved the Sixth Amendment to the BioSig Technologies, Inc. 2012 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock available for issuance under the Plan by an additional 3,500,000 shares, to a total of 18,686,123 shares of common stock (the “Sixth Plan Amendment”). The board of directors of the Company (the “Board”) previously approved the Sixth Plan Amendment on June 4, 2018, subject to stockholder approval of the Sixth Plan Amendment at the Special Meeting.

For more information about the Sixth Plan Amendment, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 20, 2018 (the “Special Meeting Proxy”), the relevant portions of which are incorporated herein by reference. The description of the Sixth Plan Amendment above and such portions of the Special Meeting Proxy are qualified in their entirety by reference to the full text of the Sixth Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07          Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the following three proposals were submitted to the Company’s stockholders:

(1)	Approval of the Sixth Plan Amendment to increase the number of shares of common stock available for issuance under the Plan by 3,500,000 shares, to a total of 18,686,123 shares of common stock.

(2)
A proposal to authorize the Company’s Board, in its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-2 to 1-for-5, such ,ratio to be determined by the board of directors and included in a public announcement.

(3)	Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals.

For more information about the foregoing proposals, see the Special Meeting Proxy. Holders of the Company’s common stock and certain holders of Series C and Series D Convertible Preferred Stock, subject to the beneficial ownership limitation pursuant to the terms of such preferred stock as set forth in the respective certificate of designation for such preferred stock) were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)	Approval of the Sixth Plan Amendment to increase the number of shares of common stock available for issuance under the Plan by 3,500,000 shares, to a total of 18,686,123 shares of common stock:

For	Against	Abstain
19,472,589	504,790	12,400

(2)
A proposal to authorize the Company’s Board, in its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-2 to 1-for-5, such ,ratio to be determined by the board of directors and included in a public announcement:

For	Against	Abstain
24,432,156	2,492,706	98,002

(3)	Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing proposals:

For	Against	Abstain
25,190,996	1,793,656	38,212

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
10.1	Sixth Amendment to the BioSig Technologies, Inc. 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: July 30, 2018                                                By:  /s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Chairman and Chief Executive Officer